                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                          1995    1994    1993
                                                         ------  ------  ------
Net income (loss)....................................... $ (143) $  (25) $   50
Less: Dividends on convertible preferred stock..........     --      --       8
                                                         ------  ------  ------
Net income (loss) available for common shareholders..... $ (143) $  (25) $   42
                                                         ======  ======  ======
Primary Earnings (Loss) Per Common Share
Shares:
  Weighted average number of common shares outstanding..  158.3   151.5   107.4
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings
   to date, less shares assumed purchased at average
   market price (1).....................................     --      --      .1
  Assuming distribution of common shares granted under
   comprehensive stock plan, less shares assumed
   purchased at average market price (1)................     --      --     5.5
  Assuming distribution of common shares issuable for
   warrants, less shares assumed purchased at average
   market price (1)(2)..................................     --      --      --
                                                         ------  ------  ------
                                                          158.3   151.5   113.0
                                                         ======  ======  ======
  Primary Earnings (Loss) Per Common Share.............. $ (.90) $ (.17) $  .37
                                                         ======  ======  ======

--------
(1) Common equivalent shares and other potentially dilutive securities were antidilutive in 1995 and 1994.
(2) Stock warrants were issued in 1994.

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES

          COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE--(CONTINUED)

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                          1995    1994    1993
                                                         ------  ------  ------
Fully Diluted Earnings (Loss) Per Common Share
Shares:
  Weighted average number of common shares outstanding..  158.3   151.5   107.4
  Assuming distribution of common shares reserved under
   employee stock purchase plan, based on withholdings
   to date, less shares assumed purchased at higher of
   average or ending market price (1)...................     --      --      .1
  Assuming distribution of common shares granted under
   comprehensive stock plan, less shares assumed
   purchased at higher of average or ending market price
   (1)..................................................     --      --     7.6
  Assuming distribution of common shares issuable for
   warrants, less shares assumed purchased at higher of
   average or ending market price (1)(2)................     --      --      --
  Assuming issuance of common shares upon conversion of
   subordinated debt (3)................................     --      --      .7
  Assuming issuance of common shares upon conversion of
   convertible preferred stock (3)......................     --      --     5.5
                                                         ------  ------  ------
                                                          158.3   151.5   121.3
                                                         ======  ======  ======
Fully Diluted Earnings (Loss) Per Common Share.......... $ (.90) $ (.17) $  .35
                                                         ======  ======  ======

--------
(1) Common equivalent shares and other potentially dilutive securities were antidilutive in 1995 and 1994.
(2) Stock warrants were issued in 1994.
(3) Convertible subordinated debt and convertible preferred stock were antidilutive in 1995 and 1994.


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